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                                                                   EXHIBIT 10(y)

                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT (the "AGREEMENT") is made and entered into as of this 7th day of July, 2004 (the "EFFECTIVE DATE"), by and between SWH Corporation, a California corporation, d/b/a Mimi's Cafe (the "COMPANY"), and Russell W. Bendel, an individual presently residing at 21 Cornflower Street, Coto de Caza, CA 92679 (the "EXECUTIVE").

                                   WITNESSETH:

         WHEREAS, the Company, all of the equity holders of the Company and Bob Evans Farms, Inc., a Delaware corporation (the "BOB EVANS"), have entered into that certain Stock Purchase Agreement, dated as of June 11, 2004 (the "PURCHASE AGREEMENT"), pursuant to which Bob Evans or its wholly-owned subsidiary will purchase all of the outstanding capital stock of the Company;

         WHEREAS, the Company desires to retain for itself and the Company Affiliates (as defined herein) the services of the Executive, and the Executive desires to be employed by the Company, for the term of this Agreement.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein, the Company and the Executive, intending to be legally bound, hereby agree as follows:

         1. EMPLOYMENT. The Company hereby employs the Executive as the President and Chief Executive Officer of the Company, and the Executive accepts such employment and agrees to perform such duties consistent with the office of President and Chief Executive Officer and to exercise such authority as are delegated to him from time to time by the Board of Directors of the Company (the "COMPANY BOARD"), for the period and upon the other terms and conditions set forth in this Agreement.

         2. TERM.

                  2.1 TERM OF AGREEMENT. The term of the Executive's employment hereunder shall commence on the Effective Date and end on the earlier of (i) the second anniversary of the Effective Date and (ii) the effective date of termination of employment pursuant to Section 8 hereof (the "TERM"), unless the parties agree to extend such employment in writing.

                  2.2 EMPLOYMENT SUBSEQUENT TO TERM. Unless an amendment to this Agreement to extend the Term is executed before the end of the Term, any employment following expiration of the Term shall be deemed strictly "at will" although the provisions of this Agreement (exclusive of Sections 5.1, 5.2 and 5.3 and the correlative provisions of Section 8) shall continue to apply to the parties.

         3. FULL-TIME SERVICE.

                  3.1 SERVICE WITH THE COMPANY. During the Term, unless this Agreement is terminated prior to the expiration of the Term, the Executive agrees to provide his full business time and attention to the business of the Company and the Company Affiliates.
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                  3.2 NO CONFLICTING DUTIES. During the Term, the services of the Executive shall be provided exclusively to the Company and the Company Affiliates, and the Executive shall not serve as an officer, director, employee, consultant or advisor to any other business without the prior written consent of the Board of Directors of Bob Evans (the "BUYER BOARD"). The Executive hereby confirms that he is under no contractual commitments inconsistent with his obligations set forth in this Agreement, and that during the Term, he will not render or perform services, or enter into any contract to do so, for any other corporation, firm, entity or person which are inconsistent with the provisions of this Agreement. Notwithstanding the foregoing, nothing in this Agreement will prevent the Executive from accepting speaking engagements or from serving on boards of charitable or professional organizations or trade associations, provided, however, that such speaking engagements, or any service to such charitable, professional or trade organizations will not interfere with the Executive's duties to and employment at the Company.

                  3.3 RIGHT TO INSURE. The Company or any of the Company Affiliates shall have the right, but not the obligation to secure, in its own name or otherwise and at its own expense, life, health, accident or other insurance covering or otherwise insuring the Executive, and the Executive shall have no right, title or interest in or to any such insurance or any of the proceeds or benefits thereof. The Executive shall fully assist and cooperate with the Company in procuring any such insurance, including, without limitation, by submitting to such examinations, and by signing such applications and other instruments as may reasonably be required by any insurance carrier to which application is made by the Company for any such insurance.

         4. COMPENSATION.

                  4.1 BASE SALARY AND BONUS. As compensation for all services to be rendered by the Executive under this Agreement, the Company shall pay to the Executive a base annual salary of $325,000 (the "BASE SALARY"), which shall be paid on a regular basis in accordance with the Company's normal payroll procedures and policies. The Executive's Base Salary shall be reviewed annually by the Compensation Committee of the Bob Evans Board (the "COMPENSATION COMMITTEE") and may be increased or decreased from time to time at the discretion of the Compensation Committee. The Executive shall be entitled to participate in the bonus plan established by the Compensation Committee for executives of the Company, which bonus plan shall be generally consistent with the bonus plan maintained by the Company prior to the closing of the transactions contemplated by the Purchase Agreement. Except as otherwise provided in any such bonus plan, bonuses payable in respect of a particular period shall be subject to the Executive's continued employment through the end of that period.

                  4.2 PARTICIPATION IN BENEFIT PLANS. The Executive shall be entitled to participate, to the extent eligible thereunder, in any and all plans of Bob Evans providing general benefits for the employees of the Company Affiliates, as adopted from time to time, including, but not limited to, group life, hospitalization, disability, medical, dental, profit sharing and 401(k) savings plans. Bob Evans shall be entitled to adopt, terminate or modify any benefit plan without any obligation to the Executive other than the obligation to treat the Executive consistently with the treatment of the other employees of the Company Affiliates. The Executive's participation in any such plan or program shall be subject to the provisions, rules and regulations applicable thereto, and, if applicable, the approval of the Compensation Committee. The Executive shall be entitled to

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paid vacation consistent with Bob Evans's general vacation policy for employees set forth its Employee Handbook.

                  4.3 EXPENSES AND PERQUISITES. In accordance with Bob Evans' policies established from time to time, the Company will pay or reimburse the Executive for all reasonable and necessary out-of-pocket expenses, including without limitation, travel, entertainment and professional dues, subject to the presentment of appropriate documentary proof. In addition, the Executive shall be provided with a monthly car expense allowance of $800.00.

         5. COMPENSATION UPON THE TERMINATION OF THE EXECUTIVE'S EMPLOYMENT WITH THE COMPANY.

                  5.1 TERMINATION DUE TO DEATH OR DISABILITY OF EXECUTIVE. In the event the Executive's employment is terminated pursuant to Section 8.1 (Death of Executive) or any illness, injury, accident or condition of either a physical or psychological nature which, despite reasonable accommodations, results in the Executive being unable to perform substantially all of the duties of his employment with the Company for a period of 90 consecutive days or for 180 days in any 365 day period ("DISABILITY"), the Executive's beneficiary or a beneficiary designated by the Executive in writing to the Company, or in the absence of such beneficiary, the Executive's estate, shall be entitled to receive the Executive's then current Base Salary through the date of termination of employment and shall not otherwise be entitled to any additional compensation. The foregoing shall be in addition to any insurance proceeds which the Executive's beneficiary shall be entitled to receive under insurance programs sponsored by Bob Evans.

                  5.2 TERMINATION PURSUANT TO SECTIONS 8.2 AND 8.3. In the event that the Executive's employment is terminated pursuant to Section 8.2 (Resignation other than for Good Reason) or Section 8.3 (Termination for Cause), then he shall not be entitled to any compensation other than his then current Base Salary which has accrued through the date of termination and shall otherwise not be entitled to any additional compensation.

                  5.3 TERMINATION PURSUANT TO SECTIONS 8.4 AND 8.5. In the event that the Executive's employment is terminated pursuant to Section 8.4 (Termination Without Cause) or Section 8.5 (Resignation for Good Reason), the Company shall continue to pay to the Executive his periodic Base Salary during the 18 month period following the date of termination of employment, provided, however, that beginning 12 months following the date of termination of employment the amount the Company shall pay to the Executive will be off-set by earnings by the Executive from any employment at a non-Competing Business during such period, and provided, further, that if the Executive begins employment with a Competing Business in violation of Section 7.1(b), the Company will have no obligation to pay the Executive any amount under this Section 5.3. Notwithstanding the foregoing, in the event that the Executive's employment is terminated pursuant to Section 8.5(iv), the Company shall continue to pay to the Executive his periodic Base Salary during the 12 month period following the date of termination of employment, provided, that beginning the date of termination of employment the amount the Company shall pay to the Executive will be off-set by earnings by the Executive from any employment at a non-Competing Business during such period, and provided, further, that if Executive begins employment with a Competing Business in violation of Section 7.1(b), the Company will have no obligation to pay the Executive any amount under this Section 5.3. The right to receive payment of such amounts shall

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constitute the Executive's sole and exclusive remedy against the Company in connection with a termination of employment pursuant to Section 8.4 or 8.5. The obligation of the Company to make payments to the Executive as required under
Section 5.2 or this Section 5.3 is conditioned upon the Executive signing a release of claims in the form attached hereto as Exhibit A (the "RELEASE") within 21 days of the date on which the Executive receives or gives, as applicable, notice of termination of employment and upon the Executive not revoking the Release thereafter.

                  5.4 MANNER OF PAYMENTS. All payments required to be made by the Company to the Executive pursuant to this Section 5 shall be paid in the manner and at the times specified in Section 4.1 hereof.

         6. CONFIDENTIAL INFORMATION. Without the written consent of Bob Evans, the Executive shall not during the Term or at any time thereafter use or divulge, furnish, disclose or make accessible (other than in the ordinary course of the business of the Company for the benefit of the Company and the Company Affiliates) to anyone for use in any way any confidential or secret knowledge or information of the Company, Bob Evans or any direct or indirect subsidiary or affiliate of Bob Evans (Bob Evans and Bob Evans' other subsidiaries and affiliates are hereinafter referred to as the "COMPANY AFFILIATES") which the Executive has acquired or become acquainted with or will acquire or become acquainted with prior to the termination of the period of his employment by the Company (including employment by the Company prior to the date of this Agreement), whether developed by himself or by others, concerning any trade secrets, confidential or secret designs, information related to the siting of new or existing restaurants, processes, formulae, recipes, software or computer programs, plans, devices or material (whether or not patented or patentable, copyrighted or copyrightable) directly or indirectly useful in any aspect of the business of the Company or any Company Affiliate, any confidential customer or supplier lists of the Company or any Company Affiliate, any terms of any relationship with any current or future supplier of the Company or any Company Affiliate, any confidential or secret development or research work of the Company or any Company Affiliate, or any other confidential, secret or nonpublic aspects of the business of the Company or any Company Affiliate. The Executive acknowledges that the above-described knowledge or information constitutes a unique and valuable asset of the Company and the Company Affiliates acquired at great time and expense by the Company and the Company Affiliates, and that any disclosure or other use of such knowledge or information other than for the sole benefit of the Company and the Company Affiliates would be wrongful and would cause irreparable harm to the Company and the Company Affiliates. The foregoing obligations of confidentiality, however, shall not apply to any knowledge or information which is now published or which is at any time hereafter published, other than as a direct or indirect result of the breach of this Agreement by the Executive.

Nothing in this Agreement shall prevent the Executive from disclosing such information to the extent such disclosure is required by law or any order of a court or government authority with jurisdiction; provided, however, that in the event the Executive becomes legally compelled to disclose any such information, then prior to making such required disclosure he shall, if possible, provide Bob Evans with prompt written notice thereof so that Bob Evans may seek a protective order or other appropriate remedy prior to any such disclosure; and provided, further, that in the event such protective order or other remedy is not obtained, the Executive shall furnish only that information which is legally required and will exercise reasonable efforts to obtain reliable assurance that confidential treatment will be accorded such information.

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
         7. NON-COMPETITION; SOLICITATION OF EMPLOYEES.

                  7.1 NON-COMPETITION.

                        (a) During the Term, Executive shall not engage, either directly or indirectly, as a principal or for his own account or solely or jointly with others, or as a stockholder or equity owner of, or officer, director, employee or consultant of, any corporation or other entity engaged in any business in any state within the United States of America that competes with the business of the Company; provided, that nothing herein shall prohibit the acquisition by the Executive of an interest representing 5% or less of the outstanding shares of any publicly-traded corporation engaged in a competitive business. Notwithstanding anything in this Agreement (including Sections 7.1(a) and 7.1(b)) to the contrary, the Company hereby acknowledges that, prior to the execution of this Agreement, Executive invested $25,000 in CWH, LLC d/b/a The Lazy Dog Restaurants (the "Investment") and the Company agrees that the Investment shall not constitute a violation of Sections 7.1(a) or (b) of this Agreement; provided, however, that the Executive shall not make any further investment in, provide any advice to, or be involved in the management or operations of CWH, LLC, or otherwise take any action with respect to CWH, LLC that would be prohibited by this Agreement.

                        (b) During the three (3) year period following the termination of the Executive's employment with the Company (whether voluntary or involuntary), the Executive shall not engage, either directly or indirectly, as a principal or for his own account or solely or jointly with others, or as a stockholder or equity owner of, or officer, director, employee or consultant of, any corporation or other entity, engaged in any restaurant business in any state within the United States of America that (i) is in the "upscale family casual" category; (ii) has a guest check average within 20% (plus or minus) of the Company's guest check average; and (iii) has a menu, theme or decor that is similar to the menu, theme or decor of the Company's restaurants (a "COMPETING BUSINESS"); provided, that nothing herein shall prohibit the acquisition by Executive of an interest representing 5% or less of the outstanding shares of a publicly-traded Competing Business.

                   7.2 AGREEMENT NOT TO SOLICIT EMPLOYEES. The Executive agrees that during the Term, and for the 18 month period following the termination of his employment with the Company (whether voluntary or involuntary), he shall not, either directly or indirectly, on his own behalf or in the service or on behalf of others, solicit or divert, or attempt to solicit or divert any person then employed by the Company.

                  7.3 AGREEMENT NOT TO HIRE EMPLOYEES OR SENIOR MANAGEMENT. The Executive agrees that during the Term, and for the 18 month period following the termination of his employment with the Company (whether voluntary or involuntary), he shall not, either directly or indirectly, on his own behalf or in the service or on behalf of others, hire or attempt to hire any person then employed by the Company as a general manager, marketing partner, operating partner or senior management.

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         8. TERMINATION PRIOR TO EXPIRATION OF THE TERM.

                  8.1 DEATH OR DISABILITY OF EXECUTIVE. The Executive's employment shall terminate immediately upon the death of the Executive or at the option of the Company upon Disability of the Executive.

                  8.2 RESIGNATION OTHER THAN FOR GOOD REASON. Other than in connection with a Resignation for Good Reason as set forth in Section 8.5, the Executive may resign from the Company at any time following one month prior written notice to the Company and provided the Executive agrees to cooperate with the Company and provide reasonable assistance in the appointment and training of a successor for a period of one month following the date of resignation. In connection therewith, if applicable, the Executive shall also resign as an officer and/or director of the Company.

                  8.3 TERMINATION FOR CAUSE. The Company may terminate the Executive's employment at any time for Cause (as hereinafter defined) immediately upon written notice to the Executive, provided that nothing contained in this Section 8.3 shall limit or otherwise modify the Executive's right to contest in the manner set forth in Section 11.2 below the Company's determination that such termination is for Cause. Such written notice shall set forth with reasonable specificity the Company's basis for such termination. For purposes of this Agreement, "CAUSE" for Executive's termination will exist at any time after the happening of one or more of the following events, in each case as determined in good faith by the Company Board:

                  (a) the Executive's

                        (i) willful misconduct or gross negligence in the performance of his duties hereunder which is not remedied (if remediable) within ten (10) working days after written notice from the Company Board, which written notice shall state that failure to remedy such conduct may result in termination for Cause, or

                        (ii) refusal to comply in any material respect with the legal directives of the Company Board so long as such directives are not inconsistent with the Executive's position and duties, or a breach of this Agreement or any written policy of the Company or Bob Evans not remedied (if remediable) within ten (10) working days after written notice from the Company Board, which written notice shall state that failure to remedy such conduct may result in termination for Cause;

                  (b) the Executive's deliberate attempt to do injury to the Company or any Company Affiliate;

                  (c) the Executive's deliberate conduct that is reasonably likely to materially discredit the Company or any Company Affiliate or materially damage the reputation of the Company or any Company Affiliate;

                  (d) the Executive's commission of any act of fraud, willful misrepresentation, misappropriation, embezzlement or any act of similar gravity involving moral turpitude;

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                  (e) the Executive's abuse of controlled substances or alcohol which materially impairs the goodwill or business of the Company or any Company Affiliate or causes material damage to its property, goodwill or business, or impairs the Executive's fulfillment of his responsibilities to the Company; or

                  (f) the Executive's commission of a felony that is reasonably likely to cause material harm to the standing and reputation of the Company or any Company Affiliate.

                  8.4 TERMINATION WITHOUT CAUSE. The Company shall have the absolute right to terminate the Executive's employment Without Cause (as hereinafter defined) at any time upon written notice to the Executive. Termination "WITHOUT CAUSE" shall mean termination of employment on any basis other than the expiration of the Term or the termination of the Executive's employment hereunder pursuant to Sections 8.1, 8.2, 8.3 or 8.5. No exercise by the Company of its rights under this Section 8.4 shall under any circumstances be deemed to constitute (i) a breach by the Company of any term of this Agreement, express or implied (including without limitation any breach of any covenant of good faith and fair dealing); (ii) a wrongful discharge or termination of the Executive's employment; (iii) a wrongful deprivation of the Executive's corporate office, or damage or injury to his reputation; or (iv) a violation of any other duty owed by the Company to the Executive (whether in contract or tort), unless any of the foregoing shall result from the determination by the Company to terminate the Executive's employment which constitutes a violation by the Company of any federal, state of municipal statute, ordinance, rule or regulation, respecting which the parties may not contract otherwise.

                  8.5 RESIGNATION FOR GOOD REASON. Executive may resign from the Company at any time following 20 working days written notice to the Company that the Executive intends to resign from the Company for "Good Reason" (as hereinafter defined). Such written notice shall set forth with reasonable specificity the Executive's basis for such intended resignation for Good Reason. "GOOD REASON," when used in connection with the resignation by the Executive of his employment, means that any of the following has occurred: (i) the Executive is directed to perform an act that he reasonably believes to be in contravention of law, or which the Executive reasonably believes would subject the Company or him to material liability, despite his express objection addressed to the Company Board with respect to such action, (ii) there has been any material adverse change in the nature or scope of the Executive's responsibilities, or the Executive is assigned duties that are materially inconsistent with his duties as set forth in this Agreement, (iii) there is any material reduction in the Executive's compensation or benefits (other than as a result of a change in benefits consistently applied to senior management of the Company), (iv) the Executive is not permitted by the Company to take an unpaid leave of absence related to the serious illness of a member of his immediate family, or other personal emergency, or non-business related circumstances which would normally have been the basis for unpaid leave of absence under Bob Evans' general policies or past practice relating to managerial or executive level employees,
(v) there is a material failure, after ten (10) days notice and opportunity to cure, by the Company to perform any of its obligations to the Executive under this Agreement or (vi) the Company relocates its executive office to a location more than twenty-five (25) miles from Tustin, California.

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                  8.6 SURRENDER OF RECORDS AND PROPERTY. Upon termination of his employment with the Company, the Executive shall deliver promptly to the Company all records, manuals, books, blank forms, documents, letters, memoranda, notes, notebooks, reports, data, tables, calculations or copies thereof, which are the property of the Company or any Company Affiliate and which relate in any way to the business, products, practices or techniques of the Company or any Company Affiliate, and all other property, trade secrets and confidential information of the Company and the Company Affiliates, including, but not limited to, all documents which in whole or in part contain any trade secrets or confidential information of the Company and the Company Affiliates, which in any of these cases are in his possession or under his control.

         9. ASSIGNMENT. This Agreement shall not be assignable, in whole or in part, by either party without the written consent of the other party, except that the Company may, without the consent of the Executive, assign its rights and obligations under this Agreement to any Company Affiliate or to any corporation, firm or other business entity (i) with or into which the Company may merge or consolidate or (ii) to which the Company may sell or transfer all or substantially all of its assets. Upon such assignment by the Company, the Company shall obtain the assignee's written agreement enforceable by the Executive to assume and perform, from and after the date of such assignment, the terms conditions, and provisions imposed by this Agreement upon the Company. After any such assignment by the Company and such written agreement by the Assignee, the Company shall be discharged from all further liability hereunder and such assignee shall thereafter be deemed to be the Company for the purposes of all provisions of this Agreement including this Section 9.

         10. INJUNCTIVE RELIEF. The Executive agrees that it would be difficult to compensate the Company fully for damages for any violation of the provisions of this Agreement, including without limitation the provisions of Sections 6 and
7. Accordingly, the Executive specifically agrees that the Company shall be entitled to temporary and permanent injunctive relief to enforce the provisions of this Agreement. This provision with respect to injunctive relief shall not, however, diminish the right of the Company to claim and recover damages in addition to injunctive relief. The Executive acknowledges that the services to be rendered by the Executive under this Agreement, and the rights and privileges granted to the Executive by the Company hereunder, are of a special, unique, extraordinary and intellectual character which gives them a peculiar and special value, the loss of which cannot be reasonably or adequately compensated in damages in an action at law, and a breach by the Executive of any of the provisions hereof will cause the Company and the Company Affiliates great and irreparable injury. The Executive acknowledges that the Company shall, therefore, be entitled, in addition to any other remedies which it may have under this Agreement or at law, to receive injunctive and other equitable relief (including without limitation specific performance) to enforce any of the rights and privileges of the Company or any of the covenants or obligations of the Executive hereunder. Nothing contained herein, and no exercise by the Company of any right or remedy, shall be construed as a waiver by the Company of any other rights or remedies which the Company may have.

         11. MISCELLANEOUS.

                  11.1 GOVERNING LAW. This Agreement is made under and shall be governed by and construed in accordance with the laws of the State of California without regard to conflicts of law principles of the State of California.

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                  11.2 BINDING ARBITRATION. The Executive and the Company agree that, to the extent permitted by law and with the exception of claims for injunctive relief which either party may bring in court, any controversy, dispute or claim between them, or their successors or assigns (or against any employee, agent, officer, or director of Company) relating to or arising out of this Agreement, the employment relationship between the Executive and the Company, or the termination thereof (including, but not limited to, any claims for harassment, retaliation, discrimination, or wrongful termination pursuant to the California Fair Employment and Housing Act, Title VII, the Americans with Disabilities Act, the Age Discrimination in Employment Act, or any similar provision of state or federal statutory or common law, or any claims asserted by the Company arising out of or relating to this Agreement, the employment relationship between the Executive and the Company, or the termination thereof) shall be submitted to final and binding arbitration, to be held in the County of Los Angeles before a neutral arbitrator in accordance with and pursuant to the employment dispute rules of JAMS in effect at the time or any similar successor rules except as set forth below. The arbitrator shall have no power to modify the provisions of this paragraph or to make an award or impose a remedy that is not available to a court of general jurisdiction sitting in the County of Los Angeles, and the jurisdiction of the arbitrator is limited accordingly. The Company shall pay the fees and costs of the arbitrator. The arbitrator shall apply California substantive law, including any applicable statutes of limitation. Adequate discovery will be permitted by the arbitrator consistent with applicable law and the objectives of arbitration. The award of the arbitrator, which shall be in writing summarizing the basis for the decision, shall be final and binding upon the parties (subject only to limited review as required by law) and may be entered as a judgment in any California court of competent jurisdiction, and the parties hereby consent to the jurisdiction of the courts of the State of California.

                  11.3 PRIOR AGREEMENTS. This Agreement contains the entire agreement of the parties relating to the subject matter hereof and supersedes all prior agreements and understandings with respect to such subject matter, and the parties hereto have made no agreements, representations or warranties relating to the subject matter of this Agreement which are not set forth herein.

                  11.4 NON-DISCLOSURE. The Executive will not disclose the terms of this Agreement to any other employee of the Company without the prior written consent of Bob Evans.

                  11.5 WITHHOLDING TAXES. The Company may withhold from all compensation payable pursuant hereto all sums required to be withheld under all federal, state and city laws, or governmental regulation or ruling, with respect to payment of compensation, benefits or perquisites.

                  11.6 AMENDMENTS. No amendment or modification of this Agreement shall be deemed effective unless made in writing signed by the parties hereto.

                  11.7 NO WAIVER. No term or condition of this Agreement shall be deemed to have been waived nor shall there be any estoppel to enforce any provisions of this Agreement, except by a statement in writing signed by the party against whom enforcement of the waiver or estoppel is sought. Any written waiver shall not be deemed a continuing waiver unless specifically stated, shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future or as to any act other than that specifically waived.

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                  11.8 SEVERABILITY. To the extent any provision of this
Agreement shall be invalid or unenforceable, it shall be considered deleted and the remainder of such provision and of this Agreement shall be unaffected and shall continue in full force and effect. In furtherance and not in limitation of the foregoing, should the duration or geographical extent of, or business activities covered by any provision of this Agreement be in excess of that which is valid and enforceable under applicable law, then such provision shall be construed to cover only that duration, extent or activities which may validly and enforceably be covered. The Executive acknowledges the uncertainty of the law in this respect and expressly stipulates that this Agreement shall be given the construction which renders the provisions valid and enforceable to the maximum extent (not exceeding its express terms) possible under applicable law.

                  11.9. SURVIVAL. Sections 5, 6, 7, 10, and 11 shall survive termination of this Agreement.

                  11.10. SUPERCESSION. This Agreement supercedes and replaces any prior agreement, whether oral or written, relating to the subject matters of this Agreement, including, without limitation, that certain Employment Agreement, dated as of April 1, 2004, by and between the Executive and the Company (the "PRIOR EMPLOYMENT AGREEMENT"), which Prior Employment Agreement is hereby terminated by the parties hereto effective upon the execution and delivery of this Agreement.

                  11.11. NOTICES. All notices or other communications required or permitted hereunder shall be in writing and shall be deemed given or delivered when delivered personally or four (4) days after being mailed by registered or certified mail, return receipt requested, or one (1) day after being sent by private overnight courier addressed as set forth below, or if sent by facsimile transmission, on the first business day after transmission provided that an original copy has been deposited in the U.S. mail:

         If to Executive, to:

         Russell W. Bendel
         21 Cornflower Street
         Coto de Caza, CA 92679

         With a copy to:

         Michael E. Flynn, Esq.
         Stradling Yocca Carlson & Rauth
         660 Newport Center Drive
         Suite 1600
         Newport Beach, CA 92660

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         If to the Company, to:

         SWH Corporation
         17852 East 17th Street
         South Building, Suite 108
         Tustin, California 92780
         Attention: Chief Financial Officer

         With copies to:

         Bob Evans Farms, Inc.
         Corporate Headquarters
         3776 South High Street
         Columbus, OH 43207
         Attention: Stewart K. Owens and Donald J. Radkoski

         Vorys, Sater, Seymour and Pease LLP
         52 East Gay Street
         Columbus, Ohio 43215
         Attention: Webb I. Vorys, Esq. and Ronald A. Robins, Jr., Esq.

or to such other address as such party may indicate by a notice delivered to the other party hereto.

      [Remainder of page intentionally left blank; signature page follows]

                                      * * *

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
         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.

                                  THE COMPANY:

                                  By:  /s/ Stewart Owens
                                       -----------------------------------------
                                       Name: Stewart Owens
                                       Title: Vice Chairman

                                  THE EXECUTIVE:

                                  /s/ Russell W. Bendel
                                  ----------------------------------------------
                                  Russell W. Bendel

                                                                       EXHIBIT A

                                     FORM OF
                                RELEASE OF CLAIMS

         FOR AND IN CONSIDERATION OF the pay and benefits to be provided to me in connection with the termination of my employment, as set forth in the Employment Agreement between me and SWH Corporation d/b/a Mimi's Cafe, a California corporation (the "Company"), dated as of July ___, 2004 (the "Agreement"), which are conditioned upon my signing this Release of Claims and to which I am not otherwise entitled, and for other good and valuable consideration, I, on my own behalf and on behalf of my heirs, executors, beneficiaries and personal representatives, and all others connected with me, hereby release and forever discharge the Company, the Company Affiliates (as defined in the Agreement) and all of their respective past and present officers, directors, shareholders, employees, agents, general and limited partners, members, managers, joint venturers, representatives, successors and assigns, and all others connected with any of them, both individually and in their official capacities, from any and all causes of action, rights and claims, of any nature or type, known or unknown, which I have had in the past, now have, or might now have, through the date of my signing of this Release of Claims, including, but not limited to, any such causes of action, rights or claims in any way resulting from, arising out of or connected with my employment by, investment in, or other relationship with the Company or any of the Company Affiliates or the termination of that employment, investment and/or relationship or pursuant to any federal, state or local law, regulation or other requirement (including without limitation Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Americans with Disabilities Act, and the fair employment practices laws of the state or states in which I have provided services to the Company or the Company Affiliates, each as amended from time to time); provided that nothing herein shall be a release of my rights to enforce any provision of the Agreement.

         In signing this Release of Claims, I acknowledge that I have had a reasonable amount of time to consider the terms of this Release of Claims and that I am signing this Release of Claims voluntarily and with a full understanding of its terms.

         In signing this Release of Claims, I acknowledge my understanding that I may not sign it prior to the termination of my employment, but that I may consider the terms of this Release of Claims for up to 21 days (or such longer period as the Company may specify) from the later of the date my employment with the Company terminates or the date I receive this Release of Claims. I also acknowledge that I am advised by the Company and the Company Affiliates to seek the advice of an attorney prior to signing this Release of Claims; that I have had sufficient time to consider this Release of Claims and to consult with an attorney, if I wished to do so, or to consult with any other person of my choosing before signing; and that I am signing this Release of Claims voluntarily and with a full understanding of its terms.

         I further acknowledge that, in signing this Release of Claims, I have not relied on any promises or representations, express or implied, that are not set forth expressly in the Agreement. I understand that I may revoke this Release of Claims at any time within seven (7) days of the date of my signing by written notice to the Chief Financial Officer of the Company and that this

Release of Claims will take effect only upon the expiration of such seven-day revocation period and only if I have not timely revoked it.

         WITH RESPECT TO THE MATTERS HEREIN STATED AS THE SUBJECT OF RELEASE, I DO HEREBY WAIVE AND RELINQUISH ANY AND ALL RIGHTS WHICH I MAY HAVE UNDER THE PROVISIONS OF SECTION 1542 OF THE CIVIL CODE OF THE STATE OF CALIFORNIA, WHICH SECTION READS AS FOLLOWS:

         "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

         Intending to be legally bound, I have signed this Release of Claims under seal as of the date written below.

Signature:
          -------------------------------------------

Name (please print):
                    ---------------------------------

Date Signed:
            -----------------------------------------

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